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                                                                       EXHIBIT 5

                                   LAW OFFICES
                                 ALLAN M. LERNER
                           A PROFESSIONAL ASSOCIATION

                                                      Telephone: (954)563-8111
2888 East Oakland Park Boulevard                      Facsimile: (954)563-8522
Fort Lauderdale, Florida 33306                        EMAIL    : AMLRWP@AOL.com


                                October 26, 2000

Sentry Builders Corp.
38 Hartman Hills Road
Huntington, New York 11743

RE:   FILING OF FORM 10-SB FOR SENTRY BUILDERS CORP.
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Gentlemen:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the filing of Form 10-SB for the Sentry Builders Corp.

In my capacity as securities counsel to Sentry Builders Corp., I have examined the original, certified, conformed, or other copies of Sentry's Certificate of Renewal and Revival of Charter, Bylaws and other corporate minutes provided to me by Sentry Builders. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of Sentry, I have necessarily assumed the correctness and completeness of the statements made or included therein by Sentry Builders Corp., and I express no opinion thereon. Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock has been validly issued, fully paid and non-assessable. I hereby consent to the use of this opinion in the Registration Statement on Form 10-SB to be filed with the Commission.

                                                /s/ Allan M. Lerner
                                                -----------------------------
                                                    Allan M. Lerner, P.A.